Exhibit 99.1

April 28, 2022

Simmons First National Corporation Reports First Quarter 2022 Diluted EPS of $0.58

Key Highlights in the First Quarter of 2022:

•	Net income of $65.1 million, or $0.58 on a fully diluted per share basis

•	Core earnings of $67.2 million, or $0.59 on a fully diluted per share basis

•	Newly funded loans and advances top $2.5 billion in the quarter, outpacing loan paydowns and payoffs

•	Commercial loan pipeline reaches $2.4 billion, marks 6th consecutive quarter of increased activity; unfunded commitments record second straight double-digit quarterly increase, rising to $3.4 billion

•	Total deposits increase to $19.4 billion while reflecting continued success in growth of low-cost deposits and effectively managing rates; cost of deposits drops to 14 bps, down 3 bps on a linked quarter basis

•	Continued improvement in credit quality metrics and economic scenarios drive provision benefit in the quarter; nonperforming loan ratio drops to 53 bps, NPL coverage ratio remains strong at 278 percent

•	Regulatory capital ratios remain significantly above “well-capitalized” guidelines; CET1 ratio ends the quarter at 13.52 percent, total risked-based capital ratio stands at 16.42 percent

•	Acquisition of Spirit of Texas Bancshares, Inc. closed shortly after quarter end, less than five months after announcement; systems conversion completed over two-day weekend, and branches opened on April 11 as Simmons Bank

Pine Bluff, AR – Simmons First National Corporation (NASDAQ: SFNC) (Simmons or Company) today reported net income of $65.1 million for the first quarter of 2022, compared to $67.4 million in the first quarter of 2021. Diluted earnings per share were $0.58 for the first quarter of 2022, compared to $0.62 for the first quarter of 2021. Included in first quarter 2022 results were $2.1 million in net after-tax merger related and net branch right-sizing costs, while first quarter 2021 results included a $3.4 million net after-tax benefit primarily associated with a gain on sale of branches in Illinois. Excluding the impact of these items, core earnings for the first quarter of 2022 were $67.2 million, compared to $64.0 million for the first quarter of 2021. Core diluted earnings per share were $0.59 for both the first quarter of 2022 and the first quarter of 2021.

“Simmons posted solid results in the quarter driven by accelerating loan demand across our footprint and continued growth of low-cost deposits,” said George A. Makris, Jr., Simmons’ chairman and CEO. “We also delivered another quarter of exceptional credit performance, with nonperforming assets dropping to historically low levels. Equally important, we were able to achieve these results while simultaneously completing the acquisition and conversion of Spirit of Texas Bancshares, Inc. shortly after the end of the quarter. This acquisition more than doubles our size and scale in the Lone Star State, while complementing our existing presence in the Dallas-Fort Worth market and adding a platform for growth in Houston, Austin, San Antonio, Corpus Christi and College Station, as well as a number of other attractive community markets.”

“While we are encouraged by our results to start the year, we also recognize the challenges ahead given expectations that interest rates are most likely to increase further during the remainder of 2022, the impact elevated inflation levels have on the cost of everyday goods and services, and the global unrest that adds uncertainty to the financial markets and potentially future economic growth. In times like this, it certainly helps to have strong capital and liquidity positions, a commitment to maintaining strong underwriting standards and a team that is focused on meeting challenges head-on, while working to ensure we provide our customers exceptional service and access to the products and services they need to successfully manage their financial needs.”

Selected Highlights: $ in millions, except per share data	Q1 22	Q4 21	Q3 21	Q2 21	Q1 21
Net income	$65.1	$48.2	$80.6	$74.9	$67.4
Diluted earnings per share	$0.58	$0.42	$0.74	$0.69	$0.62
Cash dividend per share	$0.19	$0.18	$0.18	$0.18	$0.18
Return on average assets	1.06%	0.77%	1.37%	1.29%	1.20%
Return on average common equity	8.33%	5.87%	10.42%	10.08%	9.20%
Return on tangible common equity (1)	14.31%	9.98%	17.43%	17.25%	15.85%

Core earnings (2)	$67.2	$59.5	$79.4	$75.4	$64.0
Core diluted earnings per share (2)	$0.59	$0.52	$0.73	$0.69	$0.59
Core return on average assets (2)	1.10%	0.96%	1.35%	1.30%	1.14%
Core return on average common equity (2)	8.59%	7.24%	10.26%	10.15%	8.73%
Core return on tangible common equity (1)(2)	14.74%	12.19%	17.18%	17.36%	15.08%
Efficiency ratio (3)	62.95%	59.48%	58.10%	56.75%	57.25%
Adjusted pre-tax, pre-provision earnings (2)	$62.3	$73.7	$72.6	$74.6	$73.1

(1)	Return on tangible common equity excludes goodwill and other intangible assets and is a non-GAAP measurement. See “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Financial Measures” below.
(2)	Core and adjusted figures exclude certain items and are non-GAAP measurements. See “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Financial Measures” below.
(3)	Efficiency ratio is a non-GAAP measurement. See “Reconciliation of Non-GAAP Financial Measures” below.

Loans and Unfunded Loan Commitments

$ in millions	Q1 22	Q4 21	Q3 21	Q2 21	Q1 21
Total loans	$12,029	$12,013	$10,825	$11,386	$12,196

PPP loans	$62	$117	$212	$441	$798
Mortgage warehouse loans	$166	$230	$275	$307	$355
Energy loans	$48	$105	$128	$174	$247

Total loans, excluding PPP, mortgage warehouse, and energy loans (core loans)	$11,753	$11,561	$10,210	$10,464	$10,796

Unfunded loan commitments	$3,428	$2,943	$2,254	$2,130	$2,039

Total loans at the end of the first quarter of 2022 were $12.0 billion, compared to $12.0 billion at the end of the fourth quarter of 2021 and $12.2 billion at the end of the first quarter of 2021. While total loans were up slightly on a linked quarter basis, continued forgiveness of Paycheck Protection Program (PPP) loans, an industry-wide decline in mortgage warehouse loans due to changing market conditions and continued planned run-off in the energy portfolio offset overall loan growth. Excluding these items, core loans on a linked quarter annualized basis were up 7 percent. Equally important, newly funded loans and advances during the quarter totaled $2.5 billion, significantly outpacing loan paydowns and payoffs in the quarter.

Further evidence suggesting a return to more normalized levels of loan demand continued to materialize during the quarter. Unfunded commitments – which the Company considers a strong indicator of potential future loan growth – rose for the fourth consecutive quarter to $3.4 billion at quarter end, up 16 percent on a linked quarter basis and following a 31 percent linked quarter increase in the fourth quarter of 2021. At the same time, momentum in our commercial loan pipeline continued to strengthen with all loan opportunities totaling $2.4 billion at the end of the quarter, up from $2.3 billion at the end of the fourth quarter of 2021. This marked the sixth consecutive quarter of increased activity in our commercial loan pipeline. As expected, loan growth was more heavily weighted toward the latter portion of the quarter, with commercial loans approved and ready to close at the end of the quarter totaling $775.7 million, up 25 percent compared to the balance at the end of the fourth quarter of 2021.

Deposits

$ in billions	Q1 22	Q4 21	Q3 21	Q2 21	Q1 21
Total deposits	$19.4	$19.4	$18.1	$18.3	$18.2
Noninterest bearing deposits	$5.2	$5.3	$4.9	$4.9	$4.9
Interest bearing deposits	$12.1	$11.6	$10.7	$10.6	$10.3
Time deposits	$2.1	$2.5	$2.5	$2.8	$3.0

Total deposits at the end of the first quarter of 2022 were $19.4 billion, unchanged from fourth quarter 2021 levels and up $1.2 billion, or 7 percent, from $18.2 billion at the end of the first quarter of 2021. The increase in deposits from the year-ago quarter primarily reflects the acquisitions of Landmark Community Bank and Triumph Bancshares, Inc., which were completed in the fourth quarter of 2021. Total noninterest bearing deposit accounts totaled $5.2 billion at the end of the first quarter of 2022, compared to $5.3 billion at the end of the fourth quarter of 2021 and $4.9 billion at the end of the first quarter of 2021. Interest bearing deposits (checking, savings and money market accounts) totaled $12.1 billion at the end of the first quarter of 2022, up $517 million, or 4 percent, compared to $11.6 billion at the end of the fourth quarter of 2021, and up $1.8 billion, or 18 percent, compared to $10.3 billion at the end of the first quarter of 2021. At the same time, time deposits totaled $2.1 billion at the end of the first quarter of 2022, down $390 million, or 16 percent, compared to $2.5 billion at the end of the fourth quarter of 2021, and down $962 million, or 32 percent, from the first quarter of 2021. The decrease in time deposits is attributable to maturing time deposits, coupled with a continued effort to improve our mix of deposits into lower cost deposits.

Net Interest Income

	Q1 22	Q4 21	Q3 21	Q2 21	Q1 21
Loan yield (1)	4.34%	4.58%	4.76%	4.73%	4.75%
Security yield (1)	1.86%	1.74%	1.77%	1.97%	2.36%
Cost of interest bearing deposits	0.19%	0.23%	0.27%	0.32%	0.41%
Cost of deposits (2)	0.14%	0.17%	0.20%	0.24%	0.30%
Cost of borrowed funds	1.94%	1.95%	1.96%	1.97%	1.91%
Net interest spread (1)	2.66%	2.74%	2.72%	2.74%	2.83%
Net interest margin (1)	2.76%	2.86%	2.85%	2.89%	2.99%

(1)	Fully tax equivalent using an effective tax rate of 26.135%.
(2)	Includes noninterest bearing deposits.

Net interest income for the first quarter of 2022 totaled $145.6 million, compared to $153.1 million in the fourth quarter of 2021 and $146.7 million for the first quarter of 2021. Included in net interest income is interest income from PPP loans totaling $2.1 million in the first quarter of 2022, $5.1 million in the fourth quarter of 2021 and $11.7 million in the first quarter of 2021. Also included in net interest income is accretion recognized on loans acquired, which totaled $3.7 million in the first quarter of 2022, $5.8 million in the fourth quarter of 2021 and $6.6 million in the first quarter of 2021. The decrease in net interest income on a linked quarter and year-over-year basis reflects the lower contributions from accretion and PPP loans, a decrease in new loan yields compared to maturing or paid off loans and lower average loan balances, offset in part by our ability to continue to successfully reduce deposit costs.

The yield on loans for the first quarter of 2022 was 4.34 percent, compared to 4.58 percent in the fourth quarter of 2021 and 4.75 percent in the first quarter of 2021. Cost of deposits for the first quarter of 2022 was 14 basis points, down 3 basis points on a linked quarter basis and down 16 basis points compared to the first quarter of 2021. Net interest margin on a fully taxable equivalent basis was 2.76 percent, compared to 2.86 percent in the fourth quarter of 2021 and 2.99 percent in the first quarter of 2021. Excluding the impact of PPP loan interest income, the net interest margin was 2.74 percent for the first quarter of 2022, 2.79 percent for the fourth quarter of 2021 and 2.88 percent for the first quarter of 2021.

Noninterest Income

Noninterest income for the first quarter of 2022 was $42.2 million, compared to $46.6 million in the fourth quarter of 2021 and $49.5 million in the first quarter of 2021. Included in noninterest income is a settlement award of $1.4 million recorded in the first quarter of 2022, a settlement award of $3.1 million recorded in the fourth quarter of 2021 and a $5.3 million gain recorded in the first quarter of 2021 associated with the sale of branches in Illinois. Gains (losses) on sales of investment securities totaled $(54) thousand in the first quarter of 2022, $(348) thousand in the fourth quarter of 2021 and $5.5 million in the first quarter of 2021. The decrease in noninterest income compared to the year ago quarter was primarily attributable to the aforementioned items, coupled with a decrease in mortgage lending due to market conditions, offset in part by increases in service charges on deposit accounts (+10 percent), wealth management fees (+8 percent) and debit and credit card fees (+13 percent). The decrease in noninterest income on a linked quarter basis is partially due to the items noted above along with two fewer business days in the first quarter of 2022.

Select Noninterest Income Items $ in millions	Q1 22	Q4 21	Q3 21	Q2 21	Q1 21
Service charges on deposit accounts	$10.7	$11.9	$11.6	$10.1	$9.7
Wealth management fees	$8.0	$8.0	$7.9	$7.9	$7.4
Debit and credit card fees (1)	$7.4	$7.5	$7.1	$7.1	$6.6
Mortgage lending income	$4.6	$5.0	$5.8	$4.5	$6.4
Bank owned life insurance	$2.7	$2.8	$2.6	$2.0	$1.5
Gain on sale of securities	$(0.1)	$(0.4)	$5.2	$5.1	$5.5
Other income	$7.3	$10.0	$6.4	$8.4	$10.5

Core other income (2)	$7.3	$10.0	$6.7	$8.0	$5.0

(1)	During the second quarter of 2021, certain debit and credit card transaction fees were reclassified from noninterest expense to noninterest income. Prior periods have been adjusted to reflect this reclassification.
(2)	Core figures exclude certain items and are non-GAAP measurements. Please see “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Financial Measures” below.

Noninterest Expense

Noninterest expense for the first quarter of 2022 was $128.4 million, compared to $141.6 million in the fourth quarter of 2021 and $113.0 million in the first quarter of 2021. Included in noninterest expense are certain items totaling $2.8 million in the first quarter of 2022, primarily associated with merger related costs and branch right-sizing costs. Excluding these items, core noninterest expense for the first quarter of 2022 was $125.6 million, compared to $126.4 million in the fourth quarter of 2021 and $112.1 million in the first quarter of 2021. The increase in noninterest expense on a year-over-year basis reflects the acquisitions of Landmark Community Bank and Triumph Bancshares, Inc., which were completed in the fourth quarter of 2021. The change in noninterest expense on a linked quarter basis reflects a decline in merger related costs, offset in part by normal seasonality with respect to payroll taxes at the beginning of the year, as well as a profit-sharing contribution associated with the Company’s 401(k) plan and costs associated with equity compensation. Noninterest expense as a percentage of average assets was 2.07 percent for the first quarter of 2022 and core noninterest expense as a percentage of average assets was 2.02 percent for the period.

Select Noninterest Expense Items $ in millions	Q1 22	Q4 21	Q3 21	Q2 21	Q1 21
Salaries and employee benefits	$67.9	$63.9	$61.9	$60.3	$60.3
Occupancy expense, net	$10.0	$11.0	$9.4	$9.1	$9.3
Furniture and equipment	$4.8	$4.7	$4.9	$4.9	$5.4
Merger related costs	$1.9	$13.6	$1.4	$0.7	$0.2
Other operating expenses (1)	$41.6	$45.7	$34.6	$37.2	$36.1

Core salaries and employee benefits (2)	$67.9	$63.8	$61.8	$60.3	$60.3
Core other operating expenses (2)	$40.9	$45.8	$38.3	$37.1	$35.9

(1)	During the second quarter of 2021, certain debit and credit card transaction fees were reclassified from noninterest expense to noninterest income. Prior periods have been adjusted to reflect this reclassification.
(2)	Core figures exclude certain items and are non-GAAP measurements. Please see “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Financial Measures” below.

Asset Quality

$ in millions	Q1 22	Q4 21	Q3 21	Q2 21	Q1 21
Allowance for credit losses on loans to total loans	1.49%	1.71%	1.87%	2.00%	1.93%
Allowance for credit losses on loans to nonperforming loans	278%	300%	341%	281%	204%
Nonperforming loans to total loans	0.53%	0.57%	0.55%	0.71%	0.95%
Net charge-off ratio (annualized)	0.22%	0.31%	0.17%	(0.07%)	0.10%
Net charge-off ratio YTD (annualized)	0.22%	0.13%	0.06%	0.01%	0.10%

Total nonperforming loans	$64.3	$68.6	$59.4	$80.9	$115.5
Total other nonperforming assets	$6.6	$7.7	$13.5	$16.3	$12.4

Continued improvements in the economic outlook and positive credit performance during the quarter resulted in a net $19.9 million benefit from credit losses for the first quarter of 2022. Total nonperforming loans at the end of the first quarter of 2022 dropped to $64.3 million, down $4.2 million compared to $68.6 million at the end of the fourth quarter of 2021 and down $51.2 million compared to $115.5 million at the end of the first quarter of 2021. Total nonperforming assets as a percentage of total assets were 0.29 percent at the end of the first quarter of 2022, compared to 0.31 percent at the end of the fourth quarter of 2021 and 0.55 percent at the end of the first quarter of 2021.

Net charge-offs as a percentage of average loans were 22 basis points for the quarter, compared to 31 basis points in the fourth quarter of 2021 and 10 basis points for the first quarter of 2021. Net charge-offs in the quarter included a single, isolated healthcare related credit that had been fully provisioned totaling $6.1 million. The charge-off of this credit accounted for 21 of the 22 basis points to the net charge-off ratio during the first quarter of 2022. The allowance for credit losses on loans at the end of the first quarter of 2022 was $178.9 million, compared to $205.3 million at the end of the fourth quarter of 2021 and $235.1 million at the end of the first quarter of 2021. The allowance to loan ratio ended the quarter at 1.49 percent, compared to 1.71 percent at the end of 2021 and 1.93 percent and the end of the first quarter of 2021. The nonperforming loan coverage ratio ended the quarter at 278 percent, compared to 300 percent at the end of 2021 and 204 percent at the end of the first quarter of 2021.

Capital

	Q1 22	Q4 21	Q3 21	Q2 21	Q1 21
Stockholders’ equity to total assets	12.1%	13.1%	13.1%	13.0%	12.6%
Tangible common equity to tangible assets (1)	7.4%	8.5%	8.4%	8.4%	7.9%
Regulatory common equity tier 1 ratio	13.5%	13.8%	14.3%	14.2%	14.1%
Regulatory tier 1 leverage ratio	9.0%	9.1%	9.1%	9.0%	9.0%
Regulatory tier 1 risk-based capital ratio	13.5%	13.8%	14.3%	14.2%	14.1%
Regulatory total risk-based capital ratio	16.4%	16.8%	17.4%	17.5%	17.5%

(1)	Tangible common equity to tangible assets is a non-GAAP measurement. Please see “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Financial Measures” below.

Total common stockholders’ equity at the end of the first quarter of 2022 was $3.0 billion, compared to $3.2 billion at the end of the fourth quarter of 2021 and $2.9 billion at the end of the first quarter of 2021. The decrease in common stockholders’ equity compared to the previous quarter was primarily due to an increase in unrealized losses associated with investment securities classified as available-for-sale resulting from a significant increase in interest rates during the first quarter of 2022. Book value per share at the end of the first quarter of 2022 was $26.32, compared to $28.82 at the end of the fourth quarter of 2021 and $27.04 and the end of the first quarter of 2021. Tangible book value per share was $15.22 at the end of the first quarter of 2022, compared to $17.71 at the end of the fourth quarter of 2021 and $16.13 at the end of the first quarter of 2021. The ratio of stockholders’ equity to total assets at March 31, 2022, was 12.1 percent and the ratio of tangible common equity to tangible assets was 7.4 percent. All of Simmons’ regulatory capital ratios continue to significantly exceed “well-capitalized” guidelines.

Share Repurchase Program and Cash Dividend

As previously announced, as a result of the Simmons’ strong capital position and ability to organically generate capital, the board of directors declared a quarterly cash dividend on Simmons’ Class A common stock of $0.19 per share, which was paid on April 4, 2022, to shareholders of record as of March 15, 2022. The cash dividend rate represents an increase of $0.01 per share, or 6 percent, from the dividend paid for the same time period last year. This marked the 113th consecutive year that Simmons has paid a cash dividend to its shareholders.

During the first quarter of 2022, Simmons repurchased approximately 514,000 shares of its Class A common stock at an average price of $31.25 pursuant to Simmons’ stock repurchase program that was originally approved in October 2019 and subsequently amended in March 2020 and July 2021 (2019 Program), substantially exhausting the remaining capacity under the 2019 Program. In January 2022, Simmons announced that its board of directors authorized a new stock repurchase program (2022 Program), which replaced the 2019 Program and authorized Simmons to repurchase up to $175,000,000 of its Class A common stock currently issued and outstanding. No shares were repurchased under the 2022 Program during the first quarter of 2022. Market conditions and our capital needs will drive the decisions regarding additional, future stock repurchases.

The 2022 Program permits Simmons to repurchase shares of its Class A common stock through open market and privately negotiated transactions or otherwise. The timing, pricing, and amount of any repurchases under the 2022 Program will be determined by Simmons’ management at its discretion based on a variety of factors, including, but not limited to, trading volume and market price of the common stock, corporate considerations, Simmons’ working capital and investment requirements, general market and economic conditions, and legal requirements. The 2022 Program does not obligate Simmons to repurchase any common stock and may be modified, discontinued, or suspended at any time without prior notice.

Simmons First National Corporation

Simmons First National Corporation (NASDAQ: SFNC) is a Mid-South based financial holding company that has paid cash dividends to its shareholders for 113 consecutive years. Its principal subsidiary, Simmons Bank, operates more than 200 branches in Arkansas, Kansas, Missouri, Oklahoma, Tennessee and Texas. Founded in 1903, Simmons Bank offers comprehensive financial solutions delivered with a client-centric approach. Simmons Bank was named to Forbes list of “America’s Best Banks” in 2022 and was recently named to Forbes list of “World’s Best Banks” for the third consecutive year. Additional information about Simmons Bank can be found on our website at simmonsbank.com, by following @Simmons_Bank on Twitter or by visiting our newsroom.

Conference Call

Management will conduct a live conference call to review this information beginning at 9:00 a.m. Central Time today, Thursday, April 28, 2022. Interested persons can listen to this call by dialing toll-free 1-866-298-7926 (United States and Canada only) and asking for the Simmons First National Corporation conference call, conference ID 3439828. In addition, the call will be available live or in recorded version on the Company’s website at simmonsbank.com for at least 60 days.

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (GAAP). The Company’s management uses these non-GAAP financial measures in their analysis of the Company’s performance. These measures adjust GAAP performance measures to, among other things, include the tax benefit associated with revenue items that are tax-exempt, as well as exclude from net income (including on a per share diluted basis), pre-tax, pre-provision earnings, net charge-offs, income available to common shareholders, non-interest income, and non-interest expense certain income and expenses related to significant non-core activities, including merger-related expenses, gain on sale of branches, early retirement program expenses and net branch right-sizing expenses. In addition, the Company also presents certain figures based on tangible common stockholders’ equity, tangible assets and tangible book value, which exclude goodwill and other intangible assets. The Company further presents certain figures that are exclusive of the impact of PPP loans, mortgage warehouse loans, and/or energy loans. The Company’s management believes that these non-GAAP financial measures are useful to investors because they, among other things, present the results of the Company’s ongoing operations without the effect of mergers or other items not central to the Company’s ongoing business, as well as normalize for tax effects and the effects of the PPP. Management, therefore, believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core businesses, and management uses these non-GAAP financial measures to assess the performance of the Company’s core businesses as related to prior financial periods. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the tables of this release.

Forward-Looking Statements

Certain statements in this news release may not be based on historical facts and should be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, including, without limitation, statements made in Mr. Makris’s quotes, may be identified by reference to future periods or by the use of forward-looking terminology, such as “believe,” “budget,” “expect,” “foresee,” “anticipate,” “intend,” “indicate,” “target,” “estimate,” “plan,” “project,” “continue,” “contemplate,” “positions,” “prospects,” “predict,” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could,” “might” or “may,” or by variations of such words or by similar expressions. These forward-looking statements include, without limitation, statements relating to Simmons’ future growth, lending capacity and lending activity, loan demand, revenue, assets, asset quality, profitability, net interest margin, non-interest revenue, share repurchase program, acquisition strategy, digital banking initiatives, the Company’s ability to recruit and retain key employees, the adequacy of the allowance for credit losses, the ability of the Company to manage the impacts of the COVID-19 pandemic, and the impacts of the Company’s and its customers’ participation in the PPP. Any forward-looking statement speaks only as of the date of this news release, and Simmons undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date of this news release. By nature, forward-looking statements are based on various assumptions and involve inherent risk and uncertainties. Various factors, including, but not limited to, changes in economic conditions, credit quality, interest rates, loan demand, deposit flows, real estate values, the assumptions used in making the forward-looking statements, the securities markets generally or the price of Simmons’ common stock specifically, and information technology affecting the financial industry; the effect of steps the Company takes and has taken in response to the COVID-19 pandemic; the severity and duration of the COVID-19 pandemic, including the effectiveness of “booster” vaccination efforts and developments with respect to COVID-19 variants; the pace of recovery when the COVID-19 pandemic subsides and the heightened impact it has on many of the risks described herein; the effects of the COVID-19 pandemic on, among other things, the Company’s operations, liquidity, and credit quality; general economic and market conditions; market disruptions including pandemics or significant health hazards, severe weather conditions, natural disasters, terrorist activities, financial crises, political crises, war and other military conflicts (including the ongoing military conflict between Russia and Ukraine) or other major events, or the prospect of these events; increased competition in the markets in which the Company operates; increased unemployment; labor shortages; claims, damages, and fines related to litigation or government actions; changes in accounting principles relating to loan loss recognition (current expected credit losses); the Company’s ability to manage and successfully integrate its mergers and acquisitions and to fully realize cost savings and other benefits associated with those transactions; cyber threats, attacks or events; reliance on third parties for key services; government legislation; and other factors, many of which are beyond the control of the Company, could cause actual results to differ materially from those projected in or contemplated by the forward-looking statements. Additional information on factors that might affect the Company’s financial results is included in the Company’s Form 10-K for the year ended December 31, 2021, and other reports that the Company has filed with or furnished to the U.S. Securities and Exchange Commission (the SEC), all of which are available from the SEC on its website, www.sec.gov.

FOR MORE INFORMATION CONTACT:

Ed Bilek

EVP, Director of Investor and Media Relations

Simmons First National Corporation

ed.bilek@simmonsbank.com

205.612.3378 (cell)

Simmons First National Corporation					SFNC
Consolidated End of Period Balance Sheets
For the Quarters Ended	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
(Unaudited)	2022	2021	2021	2021	2021
($ in thousands)
ASSETS
Cash and non-interest bearing balances due from banks	$195,510	$209,190	$225,500	$215,381	$227,713
Interest bearing balances due from banks and federal funds sold	1,491,507	1,441,463	1,555,913	2,123,743	3,677,750
Cash and cash equivalents	1,687,017	1,650,653	1,781,413	2,339,124	3,905,463
Interest bearing balances due from banks - time	1,857	1,882	1,780	1,335	1,334
Investment securities - held-to-maturity	1,556,825	1,529,221	1,516,797	931,352	609,500
Investment securities - available-for-sale	6,640,069	7,113,545	6,822,203	6,556,581	4,528,348
Mortgage loans held for sale	18,206	36,356	34,628	36,011	63,655
Other assets held for sale	-	100	100	100	100
Loans:
Loans	12,028,593	12,012,503	10,825,227	11,386,352	12,195,873
Allowance for credit losses on loans	(178,924)	(205,332)	(202,508)	(227,239)	(235,116)
Net loans	11,849,669	11,807,171	10,622,719	11,159,113	11,960,757
Premises and equipment	486,531	483,469	463,924	429,587	427,540
Premises held for sale	-	-	-	6,090	13,613
Foreclosed assets and other real estate owned	5,118	6,032	11,759	15,239	11,168
Interest receivable	69,357	72,990	68,405	67,916	71,359
Bank owned life insurance	448,011	445,305	421,762	419,198	257,152
Goodwill	1,147,007	1,146,007	1,075,305	1,075,305	1,075,305
Other intangible assets	102,748	106,235	100,428	103,759	107,091
Other assets	469,853	325,793	304,707	282,449	315,732
Total assets	$24,482,268	$24,724,759	$23,225,930	$23,423,159	$23,348,117

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Non-interest bearing transaction accounts	$5,223,862	$5,325,318	$4,918,845	$4,893,959	$4,884,667
Interest bearing transaction accounts and savings deposits	12,105,948	11,588,770	10,697,451	10,569,602	10,279,997
Time deposits	2,062,612	2,452,460	2,455,774	2,841,052	3,024,724
Total deposits	19,392,422	19,366,548	18,072,070	18,304,613	18,189,388
Federal funds purchased and securities sold under agreements to repurchase	196,828	185,403	217,276	187,215	323,053
Other borrowings	1,337,243	1,337,973	1,338,585	1,339,193	1,340,467
Subordinated notes and debentures	384,242	384,131	383,278	383,143	383,008
Other liabilities held for sale	-	-	-	-	-
Accrued interest and other liabilities	209,926	201,863	184,190	169,629	181,426
Total liabilities	21,520,661	21,475,918	20,195,399	20,383,793	20,417,342

Stockholders' equity:
Preferred stock	-	-	767	767	767
Common stock	1,125	1,127	1,066	1,084	1,083
Surplus	2,150,453	2,164,989	1,974,561	2,021,128	2,017,188
Undivided profits	1,136,990	1,093,270	1,065,566	1,004,314	948,913
Accumulated other comprehensive (loss) income:
Unrealized (depreciation) appreciation on AFS securities	(326,961)	(10,545)	(11,429)	12,073	(37,176)
Total stockholders' equity	2,961,607	3,248,841	3,030,531	3,039,366	2,930,775
Total liabilities and stockholders' equity	$24,482,268	$24,724,759	$23,225,930	$23,423,159	$23,348,117

Simmons First National Corporation					SFNC
Consolidated Statements of Income - Quarter-to-Date
For the Quarters Ended	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
(Unaudited)	2022	2021	2021	2021	2021
($ in thousands, except per share data)
INTEREST INCOME
Loans (including fees)	$127,176	$137,564	$132,216	$138,804	$146,424
Interest bearing balances due from banks and federal funds sold	649	583	763	651	798
Investment securities	33,712	32,275	30,717	27,128	21,573
Mortgage loans held for sale	190	310	230	386	639
TOTAL INTEREST INCOME	161,727	170,732	163,926	166,969	169,434
INTEREST EXPENSE
Time deposits	2,503	3,705	4,747	6,061	7,091
Other deposits	4,314	4,390	4,369	4,721	6,088
Federal funds purchased and securities sold under agreements to repurchase	68	72	70	192	245
Other borrowings	4,779	4,903	4,893	4,897	4,802
Subordinated notes and debentures	4,457	4,581	4,610	4,565	4,527
TOTAL INTEREST EXPENSE	16,121	17,651	18,689	20,436	22,753
NET INTEREST INCOME	145,606	153,081	145,237	146,533	146,681
Provision for credit losses	(19,914)	(1,308)	(19,890)	(12,951)	1,445

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	165,520	154,389	165,127	159,484	145,236
NON-INTEREST INCOME
Wealth management fees	7,968	8,042	7,877	7,892	7,361
Service charges on deposit accounts	10,696	11,909	11,557	10,050	9,715
Other service charges and fees	1,637	1,762	1,964	2,048	1,922
Mortgage lending income	4,550	5,043	5,818	4,490	6,447
Debit and credit card fees	7,449	7,460	7,102	7,073	6,610
Bank owned life insurance income	2,706	2,768	2,573	2,038	1,523
(Loss) gain on sale of securities, net	(54)	(348)	5,248	5,127	5,471
Other income	7,266	9,965	6,411	8,397	10,500
TOTAL NON-INTEREST INCOME	42,218	46,601	48,550	47,115	49,549
NON-INTEREST EXPENSE
Salaries and employee benefits	67,906	63,832	61,902	60,261	60,340
Occupancy expense, net	10,023	11,033	9,361	9,103	9,300
Furniture and equipment expense	4,775	4,721	4,895	4,859	5,415
Other real estate and foreclosure expense	343	576	339	863	343
Deposit insurance	1,838	2,108	1,870	1,687	1,308
Merger-related costs	1,886	13,591	1,401	686	233
Other operating expenses	41,646	45,736	34,565	37,198	36,063
TOTAL NON-INTEREST EXPENSE	128,417	141,597	114,333	114,657	113,002
NET INCOME BEFORE INCOME TAXES	79,321	59,393	99,344	91,942	81,783
Provision for income taxes	14,226	11,155	18,770	17,018	14,363
NET INCOME	65,095	48,238	80,574	74,924	67,420
Preferred stock dividends	-	8	13	13	13
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$65,095	$48,230	$80,561	$74,911	$67,407
BASIC EARNINGS PER SHARE	$0.58	$0.42	$0.75	$0.69	$0.62
DILUTED EARNINGS PER SHARE	$0.58	$0.42	$0.74	$0.69	$0.62

Simmons First National Corporation					SFNC
Consolidated Risk-Based Capital
For the Quarters Ended	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
(Unaudited)	2022	2021	2021	2021	2021
($ in thousands)
Tier 1 capital
Stockholders' equity	$2,961,607	$3,248,841	$3,030,531	$3,039,366	$2,930,775
CECL transition provision (1)	92,619	114,458	122,787	128,933	131,637
Disallowed intangible assets, net of deferred tax	(1,224,691)	(1,226,686)	(1,152,688)	(1,156,203)	(1,159,720)
Unrealized loss (gain) on AFS securities	326,961	10,545	11,429	(12,073)	37,176
Total Tier 1 capital	2,156,496	2,147,158	2,012,059	2,000,023	1,939,868

Tier 2 capital
Subordinated notes and debentures	384,242	384,131	383,278	383,143	383,008
Qualifying allowance for loan losses and reserve for unfunded commitments	78,057	71,853	60,700	79,138	87,251
Total Tier 2 capital	462,299	455,984	443,978	462,281	470,259
Total risk-based capital	$2,618,795	$2,603,142	$2,456,037	$2,462,304	$2,410,127

Risk weighted assets	$15,953,622	$15,538,967	$14,098,320	$14,076,975	$13,771,244

Adjusted average assets for leverage ratio	$23,966,206	$23,647,901	$22,189,921	$22,244,118	$21,668,406

Ratios at end of quarter
Equity to assets	12.10%	13.14%	13.05%	12.98%	12.55%
Tangible common equity to tangible assets (2)	7.37%	8.51%	8.41%	8.36%	7.88%
Common equity Tier 1 ratio (CET1)	13.52%	13.82%	14.27%	14.20%	14.08%
Tier 1 leverage ratio	9.00%	9.08%	9.07%	8.99%	8.95%
Tier 1 risk-based capital ratio	13.52%	13.82%	14.27%	14.21%	14.09%
Total risk-based capital ratio	16.42%	16.75%	17.42%	17.49%	17.50%

(1) The Company has elected to use the CECL transition provision allowed for in the year of adopting ASC 326.
(2) Calculations of tangible common equity to tangible assets and the reconciliations to GAAP are included in the schedules accompanying this release.

Simmons First National Corporation					SFNC
Consolidated Investment Securities
For the Quarters Ended	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
(Unaudited)	2022	2021	2021	2021	2021
($ in thousands)
Investment Securities - End of Period
Held-to-Maturity
U.S. Government agencies	$232,670	$232,609	$232,549	$77,396	$77,396
Mortgage-backed securities	112,496	70,342	57,930	60,649	47,988
State and political subdivisions	1,194,459	1,209,051	1,209,091	793,307	484,116
Other securities	17,200	17,219	17,227	-	-
Total held-to-maturity (net of credit losses)	1,556,825	1,529,221	1,516,797	931,352	609,500
Available-for-Sale
U.S. Treasury	$-	$300	$300	$600	$600
U.S. Government agencies	333,231	364,641	354,382	554,937	487,679
Mortgage-backed securities	4,166,108	4,448,616	4,421,620	3,987,209	2,133,086
State and political subdivisions	1,653,694	1,819,658	1,575,208	1,557,497	1,571,910
Other securities	487,036	480,330	470,693	456,338	335,073
Total available-for-sale (net of credit losses)	6,640,069	7,113,545	6,822,203	6,556,581	4,528,348
Total investment securities (net of credit losses)	$8,196,894	$8,642,766	$8,339,000	$7,487,933	$5,137,848
Fair value - HTM investment securities	$1,307,058	$1,517,378	$1,487,916	$935,596	$597,694

Investment Securities - QTD Average
Taxable securities	$5,688,306	$5,790,429	$5,475,932	$4,265,545	$2,471,291
Tax exempt securities	2,844,777	2,787,301	2,496,958	2,157,076	1,919,919
Total investment securities - QTD average	$8,533,083	$8,577,730	$7,972,890	$6,422,621	$4,391,210

Simmons First National Corporation					SFNC
Consolidated Loans
For the Quarters Ended	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
(Unaudited)	2022	2021	2021	2021	2021
($ in thousands)
Loan Portfolio - End of Period
Consumer
Credit cards	$184,372	$187,052	$175,884	$177,634	$175,458
Other consumer	180,602	168,318	182,492	181,712	172,965
Total consumer	364,974	355,370	358,376	359,346	348,423
Real Estate
Construction	1,423,445	1,326,371	1,229,740	1,428,165	1,451,841
Single-family residential	2,042,978	2,101,975	1,540,701	1,608,028	1,730,056
Other commercial real estate	5,762,567	5,738,904	5,308,902	5,332,655	5,638,010
Total real estate	9,228,990	9,167,250	8,079,343	8,368,848	8,819,907
Commercial
Commercial	2,016,405	1,992,043	1,821,905	2,074,729	2,444,700
Agricultural	150,465	168,717	216,735	193,462	155,921
Total commercial	2,166,870	2,160,760	2,038,640	2,268,191	2,600,621
Other	267,759	329,123	348,868	389,967	426,922
Total loans	$12,028,593	$12,012,503	$10,825,227	$11,386,352	$12,195,873

Simmons First National Corporation					SFNC
Consolidated Allowance and Asset Quality
For the Quarters Ended	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
(Unaudited)	2022	2021	2021	2021	2021
($ in thousands)
Allowance for Credit Losses on Loans
Beginning balance	$205,332	$202,508	$227,239	$235,116	$238,050

Day 1 PCD allowance from acquisitions
Landmark (10/08/2021)		2,359
Triumph (10/08/2021)		11,092
Total Day 1 PCD allowance		13,451

Loans charged off
Credit cards	920	865	711	1,046	1,003
Other consumer	414	477	463	411	702
Real estate	485	2,624	5,941	439	1,687
Commercial	6,319	8,513	932	309	859
Total loans charged off	8,138	12,479	8,047	2,205	4,251

Recoveries of loans previously charged off
Credit cards	274	247	267	244	290
Other consumer	387	267	408	425	304
Real estate	426	916	2,068	1,523	403
Commercial	557	1,730	463	2,147	320
Total recoveries	1,644	3,160	3,206	4,339	1,317
Net loans charged off	6,494	9,319	4,841	(2,134)	2,934
Provision for credit losses on loans	(19,914)	(1,308)	(19,890)	(10,011)	-
Balance, end of quarter	$178,924	$205,332	$202,508	$227,239	$235,116

Non-performing assets
Non-performing loans
Nonaccrual loans	$64,096	$68,204	$59,054	$80,282	$114,856
Loans past due 90 days or more	240	349	334	653	635
Total non-performing loans	64,336	68,553	59,388	80,935	115,491
Other non-performing assets
Foreclosed assets and other real estate owned	5,118	6,032	11,759	15,239	11,168
Other non-performing assets	1,479	1,667	1,724	1,062	1,229
Total other non-performing assets	6,597	7,699	13,483	16,301	12,397
Total non-performing assets	$70,933	$76,252	$72,871	$97,236	$127,888
Performing TDRs (troubled debt restructurings)	$3,424	$4,289	$4,251	$4,436	$3,805

Ratios
Allowance for credit losses on loans to total loans	1.49%	1.71%	1.87%	2.00%	1.93%
Allowance for credit losses to non-performing loans	278%	300%	341%	281%	204%
Non-performing loans to total loans	0.53%	0.57%	0.55%	0.71%	0.95%
Non-performing assets (including performing TDRs) to total assets	0.30%	0.33%	0.33%	0.43%	0.56%
Non-performing assets to total assets	0.29%	0.31%	0.31%	0.42%	0.55%
Annualized net charge offs to total loans	0.22%	0.31%	0.17%	-0.07%	0.10%
Annualized net credit card charge offs to total credit card loans	1.39%	1.29%	0.96%	1.78%	1.58%

Simmons First National Corporation									SFNC
Consolidated - Average Balance Sheet and Net Interest Income Analysis
For the Quarters Ended
(Unaudited)
	Three Months Ended Mar 2022			Three Months Ended Dec 2021			Three Months Ended Mar 2021
($ in thousands)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
ASSETS
Earning assets:
Interest bearing balances due from banks and federal funds sold	$1,728,694	$649	0.15%	$1,484,752	$583	0.16%	$3,477,989	$798	0.09%
Investment securities - taxable	5,688,306	18,148	1.29%	5,790,429	17,186	1.18%	2,334,078	10,120	1.76%
Investment securities - non-taxable (FTE)	2,844,777	20,937	2.98%	2,787,301	20,470	2.91%	2,057,132	15,439	3.04%
Mortgage loans held for sale	27,633	190	2.79%	42,866	310	2.87%	97,409	639	2.66%
Loans - including fees (FTE)	11,895,805	127,405	4.34%	11,924,444	137,762	4.58%	12,518,300	146,601	4.75%
Total interest earning assets (FTE)	22,185,215	167,329	3.06%	22,029,792	176,311	3.18%	20,484,908	173,597	3.44%
Non-earning assets	2,640,984			2,668,230			2,253,913
Total assets	$24,826,199			$24,698,022			$22,738,821

LIABILITIES AND STOCKHOLDERS' EQUITY
Interest bearing liabilities:
Interest bearing transaction and savings accounts	$12,083,516	$4,314	0.14%	$11,413,325	$4,390	0.15%	$10,093,868	$6,088	0.24%
Time deposits	2,241,123	2,503	0.45%	2,607,011	3,705	0.56%	3,043,000	7,091	0.95%
Total interest bearing deposits	14,324,639	6,817	0.19%	14,020,336	8,095	0.23%	13,136,868	13,179	0.41%
Federal funds purchased and securities sold under agreement to repurchase	218,186	68	0.13%	223,008	72	0.13%	307,540	245	0.32%
Other borrowings	1,337,654	4,779	1.45%	1,340,825	4,903	1.45%	1,341,059	4,802	1.45%
Subordinated notes and debentures	384,187	4,457	4.70%	383,489	4,581	4.74%	382,943	4,527	4.79%
Total interest bearing liabilities	16,264,666	16,121	0.40%	15,967,658	17,651	0.44%	15,168,410	22,753	0.61%
Non-interest bearing liabilities:
Non-interest bearing deposits	5,184,828			5,288,933			4,419,136
Other liabilities	207,597			179,362			177,819
Total liabilities	21,657,091			21,435,953			19,765,365
Stockholders' equity	3,169,108			3,262,069			2,973,456
Total liabilities and stockholders' equity	$24,826,199			$24,698,022			$22,738,821
Net interest income (FTE)		$151,208			$158,660			$150,844
Net interest spread (FTE)			2.66%			2.74%			2.83%
Net interest margin (FTE) - quarter-to-date			2.76%			2.86%			2.99%

Net interest margin (FTE) - year-to-date			2.76%			2.89%			2.99%

Simmons First National Corporation					SFNC
Consolidated - Selected Financial Data
For the Quarters Ended	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
(Unaudited)	2022	2021	2021	2021	2021
($ in thousands, except share data)
QUARTER-TO-DATE
Financial Highlights - GAAP
Net Income	$65,095	$48,230	$80,561	$74,911	$67,407
Diluted earnings per share	0.58	0.42	0.74	0.69	0.62
Return on average assets	1.06%	0.77%	1.37%	1.29%	1.20%
Return on average common equity	8.33%	5.87%	10.42%	10.08%	9.20%
Return on tangible common equity	14.31%	9.98%	17.43%	17.25%	15.85%
Net interest margin (FTE)	2.76%	2.86%	2.85%	2.89%	2.99%
FTE adjustment	5,602	5,579	4,941	4,548	4,163
Average diluted shares outstanding	113,026,911	114,491,119	108,359,890	108,822,175	108,655,293
Shares repurchased under plan	513,725	2,625,348	1,806,205	-	130,916
Average price of shares repurchased	31.25	29.69	28.48	-	23.53
Cash dividends declared per common share	0.19	0.18	0.18	0.18	0.18
Financial Highlights - Core (non-GAAP)
Core earnings (excludes non-core items) (1)	$67,159	$59,486	$79,350	$75,435	$63,995
Core diluted earnings per share (1)	0.59	0.52	0.73	0.69	0.59
Accretable yield on acquired loans	3,703	5,758	4,122	5,619	6,630
Efficiency ratio (1)	62.95%	59.48%	58.10%	56.75%	57.25%
Core return on average assets (1)	1.10%	0.96%	1.35%	1.30%	1.14%
Core return on average common equity (1)	8.59%	7.24%	10.26%	10.15%	8.73%
Core return on tangible common equity (1)	14.74%	12.19%	17.18%	17.36%	15.08%
YEAR-TO-DATE
Financial Highlights - GAAP
Net Income	$65,095	$271,109	$222,879	$142,318	$67,407
Diluted earnings per share	0.58	2.46	2.05	1.31	0.62
Return on average assets	1.06%	1.15%	1.29%	1.25%	1.20%
Return on average common equity	8.33%	8.83%	9.91%	9.64%	9.20%
Return on tangible common equity	14.31%	14.99%	16.86%	16.56%	15.85%
Net interest margin (FTE)	2.76%	2.89%	2.91%	2.94%	2.99%
FTE adjustment	5,602	19,231	13,652	8,711	4,163
Average diluted shares outstanding	113,026,911	110,198,094	108,667,928	108,746,439	108,655,293
Cash dividends declared per common share	0.19	0.72	0.54	0.36	0.18
Financial Highlights - Core (non-GAAP)
Core earnings (excludes non-core items) (1)	$67,159	$278,266	$218,780	$139,430	$63,995
Core diluted earnings per share (1)	0.59	2.53	2.01	1.28	0.59
Accretable yield on acquired loans	3,703	22,129	16,371	12,249	6,630
Efficiency ratio (1)	62.95%	57.92%	57.37%	57.00%	57.25%
Core return on average assets (1)	1.10%	1.18%	1.27%	1.22%	1.14%
Core return on average common equity (1)	8.59%	9.06%	9.73%	9.45%	8.73%
Core return on tangible common equity (1)	14.74%	15.38%	16.56%	16.23%	15.08%
END OF PERIOD
Book value per share	$26.32	$28.82	$28.42	$28.03	$27.04
Tangible book value per share	15.22	17.71	17.39	17.16	16.13
Shares outstanding	112,505,555	112,715,444	106,603,231	108,386,669	108,345,732
Full-time equivalent employees	2,893	2,877	2,740	2,783	2,817
Total number of financial centers	197	199	185	198	198

(1) Core earnings excludes non-core items, which is a non-GAAP measurement. Reconciliations to GAAP are included in the schedules accompanying this release.

Simmons First National Corporation					SFNC
Reconciliation Of Non-GAAP Financial Measures - Core Earnings - Quarter-to-Date
For the Quarters Ended	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
(Unaudited)	2022	2021	2021	2021	2021
($ in thousands, except per share data)
QUARTER-TO-DATE
Net Income	$65,095	$48,230	$80,561	$74,911	$67,407
Non-core items
Gain on sale of branches	-	-	-	(16)	(5,300)
Merger-related costs	1,886	13,591	1,401	686	233
Branch right-sizing (net)	909	1,648	(3,041)	39	448
Tax effect (1)	(731)	(3,983)	429	(185)	1,207
Net non-core items	2,064	11,256	(1,211)	524	(3,412)
Core earnings (non-GAAP)	$67,159	$59,486	$79,350	$75,435	$63,995

Diluted earnings per share	$0.58	$0.42	$0.74	$0.69	$0.62
Non-core items
Gain on sale of branches	-	-	-	-	(0.05)
Merger-related costs	0.01	0.12	0.01	0.01	-
Branch right-sizing (net)	0.01	0.01	(0.03)	-	0.01
Tax effect (1)	(0.01)	(0.03)	0.01	(0.01)	0.01
Net non-core items	0.01	0.10	(0.01)	-	(0.03)
Core diluted earnings per share (non-GAAP)	$0.59	$0.52	$0.73	$0.69	$0.59

(1) Effective tax rate of 26.135%.

Reconciliation of Selected Non-Core Non-Interest Income and Expense Items (non-GAAP)

QUARTER-TO-DATE
Other income	$7,266	$9,965	$6,411	$8,397	$10,500
Non-core items (1)	-	(2)	239	(445)	(5,477)
Core other income (non-GAAP)	$7,266	$9,963	$6,650	$7,952	$5,023

Non-interest expense	$128,417	$141,597	$114,333	$114,657	$113,002
Non-core items (1)	(2,795)	(15,241)	1,879	(1,154)	(858)
Core non-interest expense (non-GAAP)	$125,622	$126,356	$116,212	$113,503	$112,144

Salaries and employee benefits	$67,906	$63,832	$61,902	$60,261	$60,340
Non-core items (1)	-	-	(66)	-	-
Core salaries and employee benefits (non-GAAP)	$67,906	$63,832	$61,836	$60,261	$60,340

Merger related costs	$1,886	$13,591	$1,401	$686	$233
Non-core items (1)	(1,886)	(13,591)	(1,401)	(686)	(233)
Core merger related costs (non-GAAP)	$-	$-	$-	$-	$-

Other operating expenses	$41,646	$45,736	$34,565	$37,198	$36,063
Non-core items (1)	(717)	96	3,759	(89)	(208)
Core other operating expenses (non-GAAP)	$40,929	$45,832	$38,324	$37,109	$35,855

(1) Non-core items include gain on sale of branches, merger related costs and branch right-sizing costs.

Simmons First National Corporation					SFNC
Reconciliation Of Non-GAAP Financial Measures - Core Earnings - Year-to-Date
For the Quarters Ended	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
(Unaudited)	2022	2021	2021	2021	2021
($ in thousands, except per share data)
YEAR-TO-DATE
Net Income	$65,095	$271,109	$222,879	$142,318	$67,407
Non-core items
Gain on sale of branches	-	(5,316)	(5,316)	(5,316)	(5,300)
Merger-related costs	1,886	15,911	2,320	919	233
Branch right-sizing (net)	909	(906)	(2,554)	487	448
Tax effect (1)	(731)	(2,532)	1,451	1,022	1,207
Net non-core items	2,064	7,157	(4,099)	(2,888)	(3,412)
Core earnings (non-GAAP)	$67,159	$278,266	$218,780	$139,430	$63,995

Diluted earnings per share	$0.58	$2.46	$2.05	$1.31	$0.62
Non-core items
Gain on sale of branches	-	(0.05)	(0.05)	(0.05)	(0.05)
Merger-related costs	0.01	0.15	0.02	0.01	-
Branch right-sizing (net)	0.01	(0.01)	(0.02)	-	0.01
Tax effect (1)	(0.01)	(0.02)	0.01	0.01	0.01
Net non-core items	0.01	0.07	(0.04)	(0.03)	(0.03)
Core diluted earnings per share (non-GAAP)	$0.59	$2.53	$2.01	$1.28	$0.59

(1) Effective tax rate of 26.135%.

Reconciliation of Selected Non-Core Non-Interest Income and Expense Items (non-GAAP)

YEAR-TO-DATE
Other income	$7,266	$35,273	$25,308	$18,897	$10,500
Non-core items (1)	-	(5,685)	(5,683)	(5,922)	(5,477)
Core other income (non-GAAP)	$7,266	$29,588	$19,625	$12,975	$5,023

Non-interest expense	$128,417	$483,589	$341,992	$227,659	$113,002
Non-core items (1)	(2,795)	(15,374)	(133)	(2,012)	(858)
Core non-interest expense (non-GAAP)	$125,622	$468,215	$341,859	$225,647	$112,144

Salaries and employee benefits	$67,906	$246,335	$182,503	$120,601	$60,340
Non-core items (1)	-	(66)	(66)	-	-
Core salaries and employee benefits (non-GAAP)	$67,906	$246,269	$182,437	$120,601	$60,340

Merger related costs	$1,886	$15,911	$2,320	$919	$233
Non-core items (1)	(1,886)	(15,911)	(2,320)	(919)	(233)
Core merger related costs (non-GAAP)	$-	$-	$-	$-	$-

Other operating expenses	$41,646	$153,562	$107,826	$73,261	$36,063
Non-core items (1)	(717)	3,558	3,462	(297)	(208)
Core other operating expenses (non-GAAP)	$40,929	$157,120	$111,288	$72,964	$35,855

(1) Non-core items include gain on sale of branches, merger related costs and branch right-sizing costs.

Simmons First National Corporation					SFNC
Reconciliation Of Non-GAAP Financial Measures - End of Period
For the Quarters Ended	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
(Unaudited)	2022	2021	2021	2021	2021
($ in thousands, except per share data)

Calculation of Tangible Common Equity and the Ratio of Tangible Common Equity to Tangible Assets

Total common stockholders' equity	$2,961,607	$3,248,841	$3,029,764	$3,038,599	$2,930,008
Intangible assets:
Goodwill	(1,147,007)	(1,146,007)	(1,075,305)	(1,075,305)	(1,075,305)
Other intangible assets	(102,748)	(106,235)	(100,428)	(103,759)	(107,091)
Total intangibles	(1,249,755)	(1,252,242)	(1,175,733)	(1,179,064)	(1,182,396)
Tangible common stockholders' equity	$1,711,852	$1,996,599	$1,854,031	$1,859,535	$1,747,612

Total assets	$24,482,268	$24,724,759	$23,225,930	$23,423,159	$23,348,117
Intangible assets:
Goodwill	(1,147,007)	(1,146,007)	(1,075,305)	(1,075,305)	(1,075,305)
Other intangible assets	(102,748)	(106,235)	(100,428)	(103,759)	(107,091)
Total intangibles	(1,249,755)	(1,252,242)	(1,175,733)	(1,179,064)	(1,182,396)
Tangible assets	$23,232,513	$23,472,517	$22,050,197	$22,244,095	$22,165,721

Paycheck protection program ("PPP") loans	(61,887)	(116,659)	(212,087)	(441,353)	(797,629)
Total assets excluding PPP loans	$24,420,381	$24,608,100	$23,013,843	$22,981,806	$22,550,488
Tangible assets excluding PPP loans	$23,170,626	$23,355,858	$21,838,110	$21,802,742	$21,368,092

Ratio of common equity to assets	12.10%	13.14%	13.04%	12.97%	12.55%
Ratio of common equity to assets excluding PPP loans	12.13%	13.20%	13.16%	13.22%	12.99%
Ratio of tangible common equity to tangible assets	7.37%	8.51%	8.41%	8.36%	7.88%
Ratio of tangible common equity to tangible assets excluding PPP loans	7.39%	8.55%	8.49%	8.53%	8.18%

Calculation of Tangible Book Value per Share

Total common stockholders' equity	$2,961,607	$3,248,841	$3,029,764	$3,038,599	$2,930,008
Intangible assets:
Goodwill	(1,147,007)	(1,146,007)	(1,075,305)	(1,075,305)	(1,075,305)
Other intangible assets	(102,748)	(106,235)	(100,428)	(103,759)	(107,091)
Total intangibles	(1,249,755)	(1,252,242)	(1,175,733)	(1,179,064)	(1,182,396)
Tangible common stockholders' equity	$1,711,852	$1,996,599	$1,854,031	$1,859,535	$1,747,612
Shares of common stock outstanding	112,505,555	112,715,444	106,603,231	108,386,669	108,345,732
Book value per common share	$26.32	$28.82	$28.42	$28.03	$27.04
Tangible book value per common share	$15.22	$17.71	$17.39	$17.16	$16.13

Simmons First National Corporation					SFNC
Reconciliation Of Non-GAAP Financial Measures - Quarter-to-Date
For the Quarters Ended	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
(Unaudited)	2022	2021	2021	2021	2021
($ in thousands)
Calculation of Core Return on Average Assets

Net income	$65,095	$48,230	$80,561	$74,911	$67,407
Net non-core items, net of taxes, adjustment	2,064	11,256	(1,211)	524	(3,412)
Core earnings	$67,159	$59,486	$79,350	$75,435	$63,995

Average total assets	$24,826,199	$24,698,022	$23,255,541	$23,257,921	$22,738,821

Return on average assets	1.06%	0.77%	1.37%	1.29%	1.20%
Core return on average assets	1.10%	0.96%	1.35%	1.30%	1.14%

Calculation of Return on Tangible Common Equity

Net income	$65,095	$48,230	$80,561	$74,911	$67,407
Amortization of intangibles, net of taxes	2,575	2,575	2,460	2,462	2,470
Total income available to common stockholders	$67,670	$50,805	$83,021	$77,373	$69,877

Net non-core items, net of taxes	2,064	11,256	(1,211)	524	(3,412)
Core earnings	67,159	59,486	79,350	75,435	63,995
Amortization of intangibles, net of taxes	2,575	2,575	2,460	2,462	2,470
Total core income available to common stockholders	$69,734	$62,061	$81,810	$77,897	$66,465

Average common stockholders' equity	$3,169,108	$3,261,627	$3,067,205	$2,980,609	$2,972,689
Average intangible assets:
Goodwill	(1,146,034)	(1,137,441)	(1,075,305)	(1,075,305)	(1,075,305)
Other intangibles	(104,905)	(105,155)	(102,576)	(105,785)	(109,850)
Total average intangibles	(1,250,939)	(1,242,596)	(1,177,881)	(1,181,090)	(1,185,155)
Average tangible common stockholders' equity	$1,918,169	$2,019,031	$1,889,324	$1,799,519	$1,787,534

Return on average common equity	8.33%	5.87%	10.42%	10.08%	9.20%
Return on tangible common equity	14.31%	9.98%	17.43%	17.25%	15.85%
Core return on average common equity	8.59%	7.24%	10.26%	10.15%	8.73%
Core return on tangible common equity	14.74%	12.19%	17.18%	17.36%	15.08%

Calculation of Efficiency Ratio (1)

Non-interest expense	$128,417	$141,597	$114,333	$114,657	$113,002
Non-core non-interest expense adjustment	(2,795)	(15,241)	1,879	(1,154)	(858)
Other real estate and foreclosure expense adjustment	(343)	(576)	(339)	(863)	(343)
Amortization of intangibles adjustment	(3,486)	(3,486)	(3,331)	(3,333)	(3,344)
Efficiency ratio numerator	$121,793	$122,294	$112,542	$109,307	$108,457

Net-interest income	$145,606	$153,081	$145,237	$146,533	$146,681
Non-interest income	42,218	46,601	48,550	47,115	49,549
Non-core non-interest income adjustment	-	(2)	239	(445)	(5,477)
Fully tax-equivalent adjustment (effective tax rate of 26.135%)	5,602	5,579	4,941	4,548	4,163
Loss (gain) on sale of securities	54	348	(5,248)	(5,127)	(5,471)
Efficiency ratio denominator	$193,480	$205,607	$193,719	$192,624	$189,445

Efficiency ratio (1)	62.95%	59.48%	58.10%	56.75%	57.25%

(1) Efficiency ratio is core non-interest expense before foreclosed property expense and amortization of intangibles as a percent of net interest income (fully taxable equivalent) and non-interest revenues, excluding gains and losses from securities transactions and non-core items.

Simmons First National Corporation					SFNC
Reconciliation Of Non-GAAP Financial Measures - Quarter-to-Date (continued)
For the Quarters Ended	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
(Unaudited)	2022	2021	2021	2021	2021
($ in thousands)
Calculation of Adjusted Net Interest Margin

Net interest income	$145,606	$153,081	$145,237	$146,533	$146,681
Fully tax-equivalent adjustment (effective tax rate of 26.135%)	5,602	5,579	4,941	4,548	4,163
Fully tax-equivalent net interest income	151,208	158,660	150,178	151,081	150,844
PPP loan interest income	(2,113)	(5,107)	(9,614)	(8,958)	(11,652)
Net interest income adjusted for PPP loans	$149,095	$153,553	$140,564	$142,123	$139,192

Average earning assets	$22,185,215	$22,029,792	$20,901,992	$20,959,642	$20,484,908
Average PPP loan balance	(89,757)	(172,130)	(359,828)	(707,296)	(891,070)
Average earning assets adjusted for PPP loans	$22,095,458	$21,857,662	$20,542,164	$20,252,346	$19,593,838

Net interest margin	2.76%	2.86%	2.85%	2.89%	2.99%
Net interest margin adjusted for PPP loans	2.74%	2.79%	2.71%	2.81%	2.88%

Calculation of Adjusted Pre-Tax, Pre-Provision (PTPP) Earnings

Net income available to common stockholders	$65,095	$48,230	$80,561	$74,911	$67,407
Provision for income taxes	14,226	11,155	18,770	17,018	14,363
Provision for credit losses (including provision for unfunded commitments)	(19,914)	(1,308)	(19,890)	(12,951)	1,445
Loss (gain) on sale of securities	54	348	(5,248)	(5,127)	(5,471)
Net pre-tax non-core items	2,795	15,239	(1,640)	709	(4,619)
Adjusted pre-tax, pre-provision (PTPP) earnings	$62,256	$73,664	$72,553	$74,560	$73,125

Simmons First National Corporation					SFNC
Reconciliation Of Non-GAAP Financial Measures - Year-to-Date
For the Quarters Ended	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
(Unaudited)	2022	2021	2021	2021	2021
($ in thousands)
Calculation of Core Return on Average Assets

Net income	$65,095	$271,109	$222,879	$142,318	$67,407
Net non-core items, net of taxes, adjustment	2,064	7,157	(4,099)	(2,888)	(3,412)
Core earnings	$67,159	$278,266	$218,780	$139,430	$63,995

Average total assets	$24,826,199	$23,492,308	$23,085,987	$22,999,805	$22,738,821

Return on average assets	1.06%	1.15%	1.29%	1.25%	1.20%
Core return on average assets	1.10%	1.18%	1.27%	1.22%	1.14%

Calculation of Return on Tangible Common Equity

Net income	$65,095	$271,109	$222,879	$142,318	$67,407
Amortization of intangibles, net of taxes	2,575	9,967	7,392	4,932	2,470
Total income available to common stockholders	$67,670	$281,076	$230,271	$147,250	$69,877

Net non-core items, net of taxes	2,064	7,157	(4,099)	(2,888)	(3,412)
Core earnings	67,159	278,266	218,780	139,430	63,995
Amortization of intangibles, net of taxes	2,575	9,967	7,392	4,932	2,470
Total core income available to common stockholders	$69,734	$288,233	$226,172	$144,362	$66,465

Average common stockholders' equity	$3,169,108	$3,071,313	$3,007,181	$2,976,671	$2,972,689
Average intangible assets:
Goodwill	(1,146,034)	(1,090,967)	(1,075,305)	(1,075,305)	(1,075,305)
Other intangibles	(104,905)	(105,820)	(106,043)	(107,806)	(109,850)
Total average intangibles	(1,250,939)	(1,196,787)	(1,181,348)	(1,183,111)	(1,185,155)
Average tangible common stockholders' equity	$1,918,169	$1,874,526	$1,825,833	$1,793,560	$1,787,534

Return on average common equity	8.33%	8.83%	9.91%	9.64%	9.20%
Return on tangible common equity	14.31%	14.99%	16.86%	16.56%	15.85%
Core return on average common equity	8.59%	9.06%	9.73%	9.45%	8.73%
Core return on tangible common equity	14.74%	15.38%	16.56%	16.23%	15.08%

Calculation of Efficiency Ratio (1)

Non-interest expense	$128,417	$483,589	$341,992	$227,659	$113,002
Non-core non-interest expense adjustment	(2,795)	(15,374)	(133)	(2,012)	(858)
Other real estate and foreclosure expense adjustment	(343)	(2,121)	(1,545)	(1,206)	(343)
Amortization of intangibles adjustment	(3,486)	(13,494)	(10,008)	(6,677)	(3,344)
Efficiency ratio numerator	$121,793	$452,600	$330,306	$217,764	$108,457

Net-interest income	$145,606	$591,532	$438,451	$293,214	$146,681
Non-interest income	42,218	191,815	145,214	96,664	49,549
Non-core non-interest income adjustment	-	(5,685)	(5,683)	(5,922)	(5,477)
Fully tax-equivalent adjustment (effective tax rate of 26.135%)	5,602	19,231	13,652	8,711	4,163
Gain on sale of securities	54	(15,498)	(15,846)	(10,598)	(5,471)
Efficiency ratio denominator	$193,480	$781,395	$575,788	$382,069	$189,445

Efficiency ratio (1)	62.95%	57.92%	57.37%	57.00%	57.25%

(1) Efficiency ratio is core non-interest expense before foreclosed property expense and amortization of intangibles as a percent of net interest income (fully taxable equivalent) and non-interest revenues, excluding gains and losses from securities transactions and non-core items.

Simmons First National Corporation					SFNC
Reconciliation Of Non-GAAP Financial Measures - Year-to-Date (continued)
For the Quarters Ended	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
(Unaudited)	2022	2021	2021	2021	2021
($ in thousands)
Calculation of Adjusted Pre-Tax, Pre-Provision (PTPP) Earnings

Net income available to common stockholders	$65,095	$271,109	$222,879	$142,318	$67,407
Provision for income taxes	14,226	61,306	50,151	31,381	14,363
Provision for credit losses (including provision for unfunded commitments)	(19,914)	(32,704)	(31,396)	(11,506)	1,445
Loss (gain) on sale of securities	54	(15,498)	(15,846)	(10,598)	(5,471)
Adjustments, pre-tax	2,795	9,689	(5,550)	(3,910)	(4,619)
Adjusted pre-tax, pre-provision (PTPP) earnings	$62,256	$293,902	$220,238	$147,685	$73,125